Exhibit 3.19

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CERTEGY CHECK SERVICES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SIXTH DAY OF FEBRUARY, A.D. 1981, AT 3 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “TELECREDIT SERVICE CORPORATION” TO “EQUIFAX CHECK SERVICES, INC. ”, FILED THE TWENTY-NINTH DAY OF NOVEMBER, A.D. 1993, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE ELEVENTH DAY OF MAY, A.D. 1995, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “EQUIFAX CHECK SERVICES, INC.” TO “CERTEGY CHECK SERVICES, INC.” , FILED THE TWENTY-FIRST DAY OF JUNE, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINTH DAY OF MARCH, A.D. 2006, AT 5:33 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “CERTEGY CHECK SERVICES, INC.”.

/s/ Jeffrey W. Bullock
0909021 8100H	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8063657
100668457	DATE: 06-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

00001

00003

CERTIFICATE OF INCORPORATION*

OF

TELECREDIT SERVICE CORPORATION

1. The name of the corporation is:

TELECREDIT SERVICE CORPORATION

2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Cent ($.01) amounting in the aggregate to Ten Dollars ($10.00).

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

6. The name and mailing address of the incorporator is:

L. M. Custis
100 West Tenth Street
Wilmington, Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of February, 1981.

/s/ L. M. Custis
L. M. Custis

00002

[ILLEGIBLE] SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/29/1993 933335063 – 909021

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

TELECREDIT SERVICE CORPORATION

TELECREDIT SERVICE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That a resolution was duly adopted by Unanimous Written Consent of the Board of Directors of TELECREDIT SERVICE CORPORATION dated October 20, 1993, setting forth a proposed amendment of the Certificate of Incorporation of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED that Article I of the Articles of Incorporation be amended in its entirety so it shall read as follows:

“1. The name of the corporation is:

EQUIFAX CHECK SERVICES, INC.”

SECOND: That said amendment was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware.

THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said TELECREDIT SERVICE CORPORATION has caused this certificate to be signed by C. B. Rogers, Jr., its Chairman and T. H. Magis, its Secretary this 16th day of November, 1993.

	By:	/s/ C. B. Rogers, Jr.
C. B. Rogers, Jr., Chairman

	ATTEST:	/s/ T. H. Magis
(corporate seal)		T. H. Magis, Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

EQUIFAX CHECK SERVICES, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19904, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 1, 1995

/s/ JOAN A. MARTIN
Authorized Officer
JOAN A MARTIN ASST SECRETARY

[ILLEGIBLE] 4/91-1

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 05/11/1995 950104505 – 909021

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/21/2001 010302559 – 0909021

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

EQUIFAX CHECK SERVICES, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

EQUIFAX CHECK SERVICES, INC.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article 1. thereof and by substituting in lieu of said Article the following new Article 1.:

“1. The name of the corporation is:

CERTEGY CHECK SERVICES, INC.

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on the 21st day of June, 2001

EQUIFAX CHECK SERVICES, INC. to be known hereafter as CERTEGY CHECK SERVICES, INC.

By:	/s/ Kent E. Mast
Kent E. Mast, Vice President, General Counsel and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 06:22 PM 03/09/2006 FILED 05:33 PM 03/09/2006 SRV 060234029 – 0909021 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Certegy Check Services, Inc., a Delaware Corporation, on this 1st day of MARCH, A.D. 2006, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 1st day of MARCH, A.D., 2006.

By:	/s/ Lynn Cravey
Authorized Officer

Name:	Lynn Cravey
Print or Type

Title:	Vice President